                                                                    Exhibit 99.2


                           AVAYA INC. AND SUBSIDIARIES
                        REVENUES FROM ONGOING OPERATIONS
                        (UNAUDITED; DOLLARS IN MILLIONS)

                                               FOR THE FISCAL YEAR                              FOR THE THREE MONTHS
                                             ENDED SEPTEMBER 30, 2001                          ENDED DECEMBER 31, 2001
                                 -----------------------------------------------   ------------------------------------------------
                                   Q1        Q2        Q3        Q4        YTD       Q1         Q2        Q3        Q4        YTD
                                 -------   -------   -------   -------   -------   -------    -------   -------   -------   -------
Communications Solutions:

   Traditional Voice (1)         $   556   $   546   $   478   $   400   $ 1,980   $   374    $     0   $     0   $     0   $   374

   Data (2)/IP Convergence (3)       125       135       111        86       457        97          0         0         0        97

   Applications (4)                  247       251       232       210       940       192          0         0         0       192

Communications Solutions             928       932       821       696     3,377       663          0         0         0       663

Connectivity (5)                     356       391       372       203     1,322       135          0         0         0       135

Services (6)                         499       529       521       543     2,092       508          0         0         0       508

Other                                  2         0         0         0         2        (0)         0         0         0        (0)
                                 -------   -------   -------   -------   -------   -------    -------   -------   -------   -------
TOTAL AVAYA                      $ 1,785   $ 1,852   $ 1,714   $ 1,442   $ 6,793   $ 1,306    $     0   $     0   $     0   $ 1,306
                                 =======   =======   =======   =======   =======   =======    =======   =======   =======   =======

Footnotes:
----------

1. Voice - includes traditional voice systems, IP enabled Definity releases, wireless, transtalk wireless, installation & wire.

2. Data - includes Local Area Networks, Wide Area Networks, and Virtual Private Networks.

3. IP Convergence - includes IP ports sold, IP Softphones, IP Hardphones, Directory Service Software, Enterprise Mgmt Software and Network Alchemy.

4. Applications - includes Customer Relationship Management, Messaging, E-Communications and Professional Services.

5. Connectivity - includes Structured Cabling (SYSTIMAX(R)& ExchangeMax(R)) and Electronic Cabinets.

6. Services - includes Maintenance (Contracts & Per Occurrence), DataCare, and Value Added Services.